SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 26, 2003 (June 25, 3003)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-09498 (Commission File Number)	76-0437769 (IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required Regulation FD Disclosure.

On June 25, 2003, Mission Resources Corporation (the “Company”) issued a press release announcing that a Nasdaq Listing Qualifications Panel has determined to continue to list the Company’s common stock on The Nasdaq National Market and the hearing file on the matter has been closed. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: June 26, 2003	By: /s/ Richard W. Piacenti Name: Richard W. Piacenti Title: Executive Vice President and Chief Financial Officer